Exhibit 99.1

FOR IMMEDIATE RELEASE

October 29, 2020

For further information contact:

Craig L. Montanaro, President and Chief Executive Officer, or

Keith Suchodolski, Executive Vice President and Chief Financial Officer

Kearny Financial Corp.

(973) 244-4500

KEARNY FINANCIAL CORP. REPORTS FISCAL 2021 FIRST QUARTER RESULTS

Fairfield, N.J., October 29, 2020 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), reported net income for the first quarter ended September 30, 2020 of $11.4 million, or $0.13 per diluted share. These results represent a decrease of $2.3 million from $13.7 million, or $0.17 per diluted share, for the fourth quarter ended June 30, 2020.

Reported net income for the quarters ended September 30, 2020 and June 30, 2020 was impacted by various non-recurring items which were recognized in conjunction with the Company’s July 10, 2020 acquisition of MSB Financial Corp. (“MSB”) and its subsidiary Millington Bank. Excluding the effects of these non-recurring items, net of tax, net income would have been $15.0 million, or $0.17 per diluted share for the quarter ended September 30, 2020 compared to $14.1 million or $0.17 per diluted share for the quarter ended June 30, 2020.

Craig L. Montanaro, President and Chief Executive Officer, commented, “I am pleased to report that core earnings remain strong and our level of active COVID-19 related loan modifications has declined to $76.9 million, or 1.5% of total loans. While challenges related to the pandemic persist, we remain completely focused on expanding our relationships with our clients and executing our strategic plan.”

With regard to the recently completed MSB acquisition, Mr. Montanaro further commented, “With nearly a full quarter of combined operations behind us, I can confidently state that this merger has been a success. The expansion into Somerset and Morris counties presents an excellent growth opportunity for our lending and deposit teams. From an operational perspective, the conversion of MSB’s technology systems simultaneous with the closing will allow us to recognize our anticipated cost savings more quickly than in our prior transactions.”

MSB Acquisition Highlights

•	On July 10, 2020, the Company completed its acquisition of MSB which increased total assets by $581.9 million, net loans by $530.2 million and total deposits by $460.2 million.
•

Of the $530.2 million of loans acquired, $65.3 million, or 12.3%, were classified as Purchased Credit Deteriorated (“PCD”) and had associated credit reserves of $3.9 million. Provision for credit losses attributable to non-PCD acquired loans totaled $5.1 million.

•	As the fair value of the net assets acquired exceeded the purchase price, a bargain purchase gain of $3.1 million was recognized.
•	Tangible book value dilution totaled 1.4%, or 1.8% inclusive of the impact of the provision for credit losses on the acquired loans.
•

Integration of MSB’s technology systems and the re-branding of all Millington Bank branches was completed simultaneous with the closing of the transaction, thereby accelerating non-interest expense reductions, which are expected to exceed 45%.

Balance Sheet

•

Deposits increased by $609.6 million to $5.04 billion at September 30, 2020 from $4.43 billion at June 30, 2020, largely reflecting the impact of $460.2 million of deposits acquired from MSB coupled with organic growth of $179.0 million in core non-maturity deposits.

•

Loans receivable increased by $456.4 million to $4.95 billion at September 30, 2020 from $4.50 billion at June 30, 2020.  The net increase in loans reflected the impact of $530.2 million of loans that were acquired in conjunction with the acquisition of MSB, partially offset by a net decline in non-acquired loan balances, driven largely by accelerated loan pre-payment activity, as compared to the prior quarter.

•

Investment securities increased to $1.54 billion, or 21.1% of total assets, at September 30, 2020 from $1.42 billion at June 30, 2020, while borrowings decreased to $1.08 billion, or 14.7% of total assets, from $1.17 billion, for those same comparative periods.

Earnings

Net Interest Income, Spread and Margin

•

Net interest income for the quarter ended September 30, 2020 increased by $3.7 million to $44.2 million from $40.5 million for the quarter ended June 30, 2020. This increase reflected growth in interest income of $3.5 million coupled with a reduction in interest expense of $179,000. Included in net interest income was purchase accounting accretion of $4.2 million and $3.0 million, for the quarters ended September 30, 2020 and June 30, 2020, respectively.

•

Net interest margin, for the quarter ended September 30, 2020, increased by four basis points to 2.66%. This increase primarily reflected a reduction in the cost of interest-bearing liabilities, partially offset by a reduction in the yield on interest-earning assets.

•

Yield on interest-earning assets, for the quarter ended September 30, 2020, decreased by five basis points to 3.67% which was largely attributable to a 68 basis point decrease in the yield on taxable investment securities partially offset by a 16 basis point increase in the yield on loans. Cost of interest-bearing liabilities decreased by nine basis points to 1.20% which was attributable to a 27 basis point decrease in the cost of interest-bearing deposits partially offset by a 63 basis point increase in the cost of borrowings.

Non-Interest Income

•	For the quarter ended September 30, 2020, a non-recurring bargain purchase gain of $3.1 million was recognized in conjunction with the acquisition of MSB, as noted above.
•

Fees and service charges totaled $1.1 million for the quarter ended September 30, 2020, compared to $1.7 million for the quarter ended June 30, 2020. The decrease was largely attributable to a decline of $703,000 in loan pre-payment penalty income to $647,000.

•

Loan sale gains achieved record levels, totaling $1.9 million for the quarter ended September 30, 2020 as compared to $1.3 million for the quarter ended June 30, 2020. The increase in loan sale gains primarily reflected growth in the volume of residential mortgage loans sold coupled with an increase in the margin at which such loans were sold.

•	Gain (loss) on sale and call of securities reflected a loss of $377,000 for the quarter ended September 30, 2020 compared to a gain of $19,000 for the quarter ended June 30, 2020.

Non-Interest Expense

•

Non-interest expense increased by $6.7 million to $33.6 million for the quarter ended September 30, 2020 compared to $26.9 million for the quarter ended June 30, 2020. The increase in non-interest expense was partly attributable to an increase of $3.9 million in merger-related expense which was recognized in conjunction with the Company’s acquisition of MSB. The remaining change in non-interest expense included increases in salaries and employee benefits, net occupancy expense of premises, equipment and systems expense, FDIC insurance premiums and miscellaneous expense. A substantial portion of these increases were attributable to the additional infrastructure and personnel acquired from MSB.

•

As part of the Company’s ongoing initiative to improve operating efficiency, two additional branch locations will be consolidated during the Company’s second and third fiscal quarters. Once completed, this will bring the total number of consolidations to 12 over the past 24 months.

Income Taxes

•

Income tax expense totaled $2.9 million for the quarter ended September 30, 2020 compared to $4.7 million for the quarter ended June 30, 2020, resulting in effective tax rates of 20.2% and 25.6%, respectively.

•

The decrease in effective income tax rate for the quarter ended September 30, 2020 reflected the effects of various non-recurring items recorded in conjunction with the Company’s acquisition of MSB, as noted above.

Performance Ratios

•

Return on average assets declined to 0.63% for the quarter ended September 30, 2020 from 0.81% for the quarter ended June 30, 2020. Adjusting for the impact of non-recurring items, as noted above, the return on average assets was unchanged at 0.83% for the quarters ended September 30, 2020 and June 30, 2020.

•

Return on average equity declined to 4.10% for the quarter ended September 30, 2020 from 5.08% for the quarter ended June 30, 2020 while return on average tangible equity decreased to 5.08% from 6.35% for those same comparative periods, respectively. Adjusting for the impact of non-recurring items, as noted above, the return on average equity increased to 5.40% for the quarter ended September 30, 2020 from 5.24% for the quarter ended June 30, 2020 while the return on average tangible equity increased to 6.70% from 6.55% for those same comparative periods.

Asset Quality

•

On July 1, 2020, the Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), also known as the Current Expected Credit Loss (“CECL”) standard. CECL requires the measurement of all expected credit losses over the life of financial instruments held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In connection with the adoption of CECL, the Company recognized a cumulative effect adjustment that reduced stockholders’ equity by $14.2 million, net of tax. At adoption, the Company increased its allowance for credit losses (“ACL”) by $19.6 million and $536,000, respectively, for loans and unfunded commitments.

•

On July 10, 2020 the Company completed its acquisition of MSB, which resulted in an increase to the ACL of $9.0 million. Of this increase, $3.9 million was attributable to PCD loans and was recorded as an adjustment to their amortized cost basis. The remaining $5.1 million increase was attributable to non-PCD loans and was recorded via a provision for credit losses.

•

The outstanding balance of non-performing loans totaled $45.1 million, or 0.91% of total loans, at September 30, 2020 compared to $36.7 million, or 0.82% of total loans, at June 30, 2020. The increase was largely attributable to non-performing loans acquired from MSB that totaled $5.8 million at September 30, 2020.

•

Based on Section 4013 of the CARES Act and the related guidance promulgated by federal banking regulators, qualifying short-term loan modifications are not considered to be troubled debt restructurings. As of September 30, 2020, the Company had active payment deferrals on 63 loans totaling $76.9 million, representing 1.5% of total loans. This represents a small portion of the total deferrals granted and a substantial decrease in the number and amount of active deferrals at June 30, 2020.

The following table identifies the level of active and total non-TDR loan modifications at September 30, 2020:

	September 30, 2020
	Active Modifications (1)		Total Modifications (1)		Increase/(Decrease)
	# of Loans	Balance	# of Loans	Balance	# of Loans	Balance
	(Dollars In Thousands)
Commercial loans:
Multi-family mortgage	7	$15,910	143	$393,156	(136)	$(377,246)
Nonresidential mortgage	11	41,660	168	305,841	(157)	(264,181)
Commercial business	4	2,684	60	10,107	(56)	(7,423)
Construction	1	2,537	5	12,240	(4)	(9,703)
Total commercial loans	23	62,791	376	721,344	(353)	(658,553)

Residential mortgage	36	13,866	420	156,963	(384)	(143,097)

Consumer loans:
Home equity loans	4	252	47	4,603	(43)	(4,351)

Total	63	$76,909	843	$882,910	(780)	$(806,001)

(1)	Includes loans acquired in conjunction with the Company’s acquisition of MSB Financial Corp. on July 10, 2020.
•

Net charge offs totaled $67,000 for the quarter ended September 30, 2020 compared to $38,000 for the quarter ended June 30, 2020 reflecting an annualized net charge off rate of 0.01% and 0.00% for those same comparative periods.

•

Provision for credit losses totaled $4.1 million for the quarter ended September 30, 2020 and largely reflected $5.1 million of provision attributable to the acquired MSB loans, as noted above, partially offset by the effects of a decrease in the overall balance of the portion of the loan portfolio that was collectively evaluated for impairment. By comparison, the provision for loan losses for the quarter ended June 30, 2020, under prior accounting guidance, totaled $174,000.

•

The ACL increased to $64.9 million, or 1.30% of total loans, at September 30, 2020 from $37.3 million, or 0.82% of total loans, at June 30, 2020. This increase was the result of the combined effects of the CECL adoption-date cumulative effect adjustment, reserves for PCD loans acquired from MSB and quarter-to-date provisions for credit losses, net of quarter-to-date charge-offs.

Liquidity & Capital

•

At September 30, 2020, the Company’s liquid assets included $145.8 million of short-term cash and equivalents supplemented by $1.51 billion of investment securities classified as available for sale.  In addition, the Company had the capacity to borrow additional funds totaling $615.0 million via unsecured lines of credit and $1.57 billion and $296.3 million, without pledging additional collateral, from the Federal Home Loan Bank of New York and Federal Reserve Bank, respectively.

•

On October 19, 2020, the Company announced the resumption of its current stock repurchase plan, which has 761,030 shares of common stock remaining to be repurchased. In addition, the Company announced the approval of a new repurchase plan totaling 4,475,523 shares, or 5% of the Company’s outstanding common stock. Through September 30, 2020, the Company had repurchased 8,457,294 shares, or 91.7% of the shares authorized for repurchase under the current repurchase plan, at a cost of $111.1 million, or an average of $13.14 per share.

•	For the quarter ended September 30, 2020, the Company maintained its quarterly cash dividend of $0.08 per share.
•

Tangible book value per share decreased by $0.24 to $10.15 at September 30, 2020. This decrease was largely attributable to the combined effects of the July 1, 2020 adoption of CECL and the July 10, 2020 acquisition of MSB.

•

At September 30, 2020 the Company’s ratio of tangible equity to tangible assets equaled 12.81%.  The regulatory capital ratios, of both the Company and the Bank, at September 30, 2020, were in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

In addition, the COVID-19 pandemic is having an adverse impact on the Company, its customers and the communities it serves. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened or remain open.  As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen or remain open, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; due to a decline in our stock price or other factors, goodwill may become impaired and be required to be written down; and our cyber security risks are increased as the result of an increase in the number of employees working remotely.

Category: Earnings

Linked-Quarter Comparative Financial Analysis

Summary Balance Sheet	At			Variance
(Dollars and Shares in Thousands,	September 30,	June 30,	Variance	or Change
Except Per Share Data, Unaudited)	2020	2020	or Change	Pct.
Assets
Cash and cash equivalents	$145,818	$180,967	$(35,149)	-19.4%
Securities available for sale	1,508,542	1,385,703	122,839	8.9%
Securities held to maturity	31,576	32,556	(980)	-3.0%
Loans held-for-sale	20,170	20,789	(619)	-3.0%
Loans receivable, including yield adjustments	4,954,750	4,498,397	456,353	10.1%
Less allowance for credit losses on loans	(64,860)	(37,327)	(27,533)	73.8%
Net loans receivable	4,889,890	4,461,070	428,820	9.6%
Premises and equipment	61,808	57,389	4,419	7.7%
Federal Home Loan Bank stock	55,118	58,654	(3,536)	-6.0%
Accrued interest receivable	20,368	17,373	2,995	17.2%
Goodwill	210,895	210,895	-	0.0%
Core deposit intangible	4,420	3,995	425	10.6%
Bank owned life insurance	278,639	262,380	16,259	6.2%
Deferred income taxes, net	33,319	25,480	7,839	30.8%
Other real estate owned	178	178	-	0.0%
Other assets	49,468	40,746	8,722	21.4%
Total assets	$7,310,209	$6,758,175	$552,034	8.2%

Liabilities
Deposits	$5,039,912	$4,430,282	$609,630	13.8%
Borrowings	1,077,540	1,173,165	(95,625)	-8.2%
Advance payments by borrowers for taxes	17,008	16,569	439	2.6%
Other liabilities	51,689	53,982	(2,293)	-4.2%
Total liabilities	6,186,149	5,673,998	512,151	9.0%

Stockholders' Equity
Common stock	895	837	58	6.9%
Paid-in capital	769,269	722,871	46,398	6.4%
Retained earnings	378,134	387,911	(9,777)	-2.5%
Unearned ESOP shares	(28,212)	(28,699)	487	-1.7%
Accumulated other comprehensive income, net	3,974	1,257	2,717	216.1%
Total stockholders' equity	1,124,060	1,084,177	39,883	3.7%
Total liabilities and stockholders' equity	$7,310,209	$6,758,175	$552,034	8.2%

Consolidated capital ratios
Equity to assets	15.38%	16.04%	-0.66%
Tangible equity to tangible assets	12.81%	13.29%	-0.48%

Share data
Outstanding shares	89,510	83,663	5,847	7.0%
Book value per share	$12.56	$12.96	$(0.40)	-3.1%
Tangible book value per share (1)	$10.15	$10.39	$(0.24)	-2.3%

(1)	Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Summary Income Statement	For the three months ended			Variance
(Dollars and Shares in Thousands,	September 30,	June 30,	Variance	or Change
Except Per Share Data, Unaudited)	2020	2020	or Change	Pct.
Interest income
Loans	$52,180	$46,192	$5,988	13.0%
Taxable investment securities	7,336	9,769	(2,433)	-24.9%
Tax-exempt investment securities	454	487	(33)	-6.8%
Other interest-earning assets	914	903	11	1.2%
Total Interest Income	60,884	57,351	3,533	6.2%

Interest expense
Deposits	11,062	12,439	(1,377)	-11.1%
Borrowings	5,660	4,462	1,198	26.8%
Total interest expense	16,722	16,901	(179)	-1.1%
Net interest income	44,162	40,450	3,712	9.2%
Provision for credit losses on loans	4,059	174	3,885	2232.8%
Net interest income after provision for credit losses on loans	40,103	40,276	(173)	-0.4%

Non-interest income
Fees and service charges	1,076	1,696	(620)	-36.6%
(Loss) gain on sale and call of securities	(377)	19	(396)	-2084.2%
Gain on sale of loans	1,890	1,348	542	40.2%
Income from bank owned life insurance	1,596	1,537	59	3.8%
Electronic banking fees and charges	405	325	80	24.6%
Bargain purchase gain	3,053	-	3,053	0.0%
Other income	90	77	13	16.9%
Total non-interest income	7,733	5,002	2,731	54.6%

Non-interest expense
Salaries and employee benefits	16,977	15,527	1,450	9.3%
Net occupancy expense of premises	3,122	2,688	434	16.1%
Equipment and systems	3,570	2,948	622	21.1%
Advertising and marketing	500	751	(251)	-33.4%
Federal deposit insurance premium	472	286	186	65.0%
Directors' compensation	748	769	(21)	-2.7%
Merger-related expenses	4,349	447	3,902	872.9%
Other expense	3,835	3,475	360	10.4%
Total non-interest expense	33,573	26,891	6,682	24.8%
Income before income taxes	14,263	18,387	(4,124)	-22.4%
Income taxes	2,884	4,698	(1,814)	-38.6%
Net income	$11,379	$13,689	$(2,310)	-16.9%

Net income per common share (EPS)
Basic	$0.13	$0.17	$(0.04)
Diluted	$0.13	$0.17	$(0.04)

Dividends declared
Cash dividends declared per common share	$0.08	$0.08	$-
Cash dividends declared	$6,917	$6,449	$468
Dividend payout ratio	60.8%	47.1%	13.7%

Weighted average number of common shares outstanding
Basic	86,008	80,678	5,330
Diluted	86,009	80,680	5,329

	For the three months ended			Variance
Average Balance Sheet Data	September 30,	June 30,	Variance	or Change
(Dollars in Thousands, Unaudited)	2020	2020	or Change	Pct.
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,958,293	$4,567,229	$391,064	8.6%
Taxable investment securities	1,350,511	1,369,014	(18,503)	-1.4%
Tax-exempt investment securities	82,603	89,263	(6,660)	-7.5%
Other interest-earning assets	247,543	141,964	105,579	74.4%
Total interest-earning assets	6,638,950	6,167,470	471,480	7.6%
Non-interest-earning assets	624,252	605,876	18,376	3.0%
Total assets	$7,263,202	$6,773,346	$489,856	7.2%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$1,464,238	$1,189,044	$275,194	23.1%
Savings	1,006,075	876,580	129,495	14.8%
Certificates of deposit	1,988,689	1,879,039	109,650	5.8%
Total interest-bearing deposits	4,459,002	3,944,663	514,339	13.0%
Borrowings:
Federal Home Loan Bank advances	1,130,836	1,202,522	(71,686)	-6.0%
Other borrowings	3,568	96,770	(93,202)	-96.3%
Total borrowings	1,134,404	1,299,292	(164,888)	-12.7%
Total interest-bearing liabilities	5,593,406	5,243,955	349,451	6.7%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	479,141	380,067	99,074	26.1%
Other non-interest-bearing liabilities	79,620	72,007	7,613	10.6%
Total non-interest-bearing liabilities	558,761	452,074	106,687	23.6%
Total liabilities	6,152,167	5,696,029	456,138	8.0%
Stockholders' equity	1,111,035	1,077,317	33,718	3.1%
Total liabilities and stockholders' equity	$7,263,202	$6,773,346	$489,856	7.2%

Average interest-earning assets to average interest-bearing liabilities	118.69%	117.61%	1.08%	0.9%

	For the three months ended
	September 30,	June 30,	Variance
Performance Ratio Highlights	2020	2020	or Change
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.21%	4.05%	0.16%
Taxable investment securities	2.17%	2.85%	-0.68%
Tax-exempt investment securities (1)	2.20%	2.18%	0.02%
Other interest-earning assets	1.48%	2.54%	-1.06%
Total interest-earning assets	3.67%	3.72%	-0.05%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.60%	0.72%	-0.12%
Savings	0.57%	0.81%	-0.24%
Certificates of deposit	1.50%	1.82%	-0.32%
Total interest-bearing deposits	0.99%	1.26%	-0.27%
Borrowings:
Federal Home Loan Bank advances	2.00%	1.47%	0.53%
Other borrowings	0.04%	0.13%	-0.09%
Total borrowings	2.00%	1.37%	0.63%
Total interest-bearing liabilities	1.20%	1.29%	-0.09%

Interest rate spread (2)	2.47%	2.43%	0.04%
Net interest margin (3)	2.66%	2.62%	0.04%

Non-interest income to average assets (annualized)	0.43%	0.30%	0.13%
Non-interest expense to average assets (annualized)	1.85%	1.59%	0.26%

Efficiency ratio (4)	64.69%	59.16%	5.53%

Return on average assets (annualized)	0.63%	0.81%	-0.18%
Return on average equity (annualized)	4.10%	5.08%	-0.98%
Return on average tangible equity (annualized) (5)	5.08%	6.35%	-1.27%

(1)	The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis

Summary Balance Sheet	At
(Dollars and Shares in Thousands,	September 30,	June 30,	March 31,	December 31,	September 30,
Except Per Share Data, Unaudited)	2020	2020	2020	2019	2019
Assets
Cash and cash equivalents	$145,818	$180,967	$59,452	$41,796	$129,305
Securities available for sale	1,508,542	1,385,703	1,476,344	1,402,206	1,231,691
Securities held to maturity	31,576	32,556	34,618	36,073	37,888
Loans held-for-sale	20,170	20,789	11,245	5,952	10,495
Loans receivable, including yield adjustments	4,954,750	4,498,397	4,562,512	4,492,697	4,604,738
Less allowance for credit losses on loans	(64,860)	(37,327)	(37,191)	(30,937)	(32,432)
Net loans receivable	4,889,890	4,461,070	4,525,321	4,461,760	4,572,306
Premises and equipment	61,808	57,389	58,985	56,542	56,599
Federal Home Loan Bank stock	55,118	58,654	59,324	62,838	63,739
Accrued interest receivable	20,368	17,373	19,036	18,261	19,393
Goodwill	210,895	210,895	210,895	210,895	210,895
Core deposit intangible	4,420	3,995	4,242	4,545	4,852
Bank owned life insurance	278,639	262,380	260,843	259,312	257,735
Deferred income taxes, net	33,319	25,480	27,150	20,438	21,742
Other real estate owned	178	178	178	178	-
Other assets	49,468	40,746	26,200	29,605	24,366
Total assets	$7,310,209	$6,758,175	$6,773,833	$6,610,401	$6,641,006

Liabilities
Deposits	$5,039,912	$4,430,282	$4,253,254	$4,188,822	$4,197,250
Borrowings	1,077,540	1,173,165	1,384,025	1,275,049	1,281,118
Advance payments by borrowers for taxes	17,008	16,569	16,492	16,585	16,102
Other liabilities	51,689	53,982	50,390	35,375	35,747
Total liabilities	6,186,149	5,673,998	5,704,161	5,515,831	5,530,217

Stockholders' Equity
Common stock	895	837	837	851	868
Paid-in capital	769,269	722,871	721,474	737,539	758,385
Retained earnings	378,134	387,911	380,671	377,896	373,004
Unearned ESOP shares	(28,212)	(28,699)	(29,185)	(29,671)	(30,158)
Accumulated other comprehensive income (loss), net	3,974	1,257	(4,125)	7,955	8,690
Total stockholders' equity	1,124,060	1,084,177	1,069,672	1,094,570	1,110,789
Total liabilities and stockholders' equity	$7,310,209	$6,758,175	$6,773,833	$6,610,401	$6,641,006

Consolidated capital ratios
Equity to assets	15.38%	16.04%	15.79%	16.56%	16.73%
Tangible equity to tangible assets	12.81%	13.29%	13.03%	13.75%	13.93%

Share data
Outstanding shares	89,510	83,663	83,664	85,150	86,786
Book value per share	$12.56	$12.96	$12.79	$12.85	$12.80
Tangible book value per share (1)	$10.15	$10.39	$10.21	$10.32	$10.31

(1)	Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

	At
Supplemental Balance Sheet Highlights	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in Thousands, Unaudited)	2020	2020	2020	2019	2019
Cash and cash equivalents
Cash and due from depository institutions	$18,628	$20,391	$20,200	$17,843	$16,106
Interest-bearing deposits in other banks	127,190	160,576	39,252	23,953	113,199
Total cash and cash equivalents	$145,818	$180,967	$59,452	$41,796	$129,305

Securities available for sale
Debt securities:
U.S. agency securities	$-	$-	$-	$606	$694
Municipal and state obligations	50,877	54,054	58,151	88,057	91,050
Asset-backed securities	258,801	172,447	169,102	177,676	181,068
Collateralized loan obligations	196,398	193,788	189,565	198,324	198,549
Corporate bonds	122,276	143,639	163,715	192,074	191,241
Trust preferred securities	2,773	2,627	2,852	3,795	3,775
Debt securities	631,125	566,555	583,385	660,532	666,377

Mortgage-backed securities:
Collateralized mortgage obligations	25,770	30,903	34,671	57,839	63,594
Residential pass-through securities	625,715	561,954	607,113	360,900	202,858
Commercial pass-through securities	225,932	226,291	251,175	322,935	298,862
Mortgage-backed securities	877,417	819,148	892,959	741,674	565,314
Total securities available for sale	$1,508,542	$1,385,703	$1,476,344	$1,402,206	$1,231,691

Securities held to maturity
Debt securities:
Municipal and state obligations	$31,576	$32,556	$34,618	$36,073	$37,888
Debt securities	31,576	32,556	34,618	36,073	37,888

Total securities held to maturity	$31,576	$32,556	$34,618	$36,073	$37,888

Total securities	$1,540,118	$1,418,259	$1,510,962	$1,438,279	$1,269,579

	At
Supplemental Balance Sheet Highlights	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in Thousands, Unaudited)	2020	2020	2020	2019	2019
Loan portfolio composition:
Commercial loans:
Multi-family	$2,110,300	$2,059,568	$1,879,907	$1,856,591	$1,922,968
Nonresidential	1,124,330	960,853	1,202,652	1,172,213	1,230,963
Commercial business	255,888	138,788	73,922	67,887	66,889
Construction	79,178	20,961	17,880	16,221	14,637
Total commercial loans	3,569,696	3,180,170	3,174,361	3,112,912	3,235,457
One- to four-family residential mortgage loans	1,353,197	1,273,022	1,338,099	1,331,301	1,319,750
Consumer loans:
Home equity loans and lines of credit	71,540	82,920	87,909	89,916	93,304
Other consumer loans	4,136	3,991	4,604	4,908	5,209
Total consumer loans	75,676	86,911	92,513	94,824	98,513
Total loans, excluding yield adjustments	4,998,569	4,540,103	4,604,973	4,539,037	4,653,720
Unaccreted yield adjustments	(43,819)	(41,706)	(42,461)	(46,340)	(48,982)
Loans receivable, net of yield adjustments	4,954,750	4,498,397	4,562,512	4,492,697	4,604,738
Less allowance for credit losses on loans	(64,860)	(37,327)	(37,191)	(30,937)	(32,432)
Net loans receivable	$4,889,890	$4,461,070	$4,525,321	$4,461,760	$4,572,306

Loan portfolio allocation:
Commercial loans:
Multi-family	42.2%	45.3%	40.8%	40.9%	41.3%
Nonresidential	22.5%	21.2%	26.1%	25.8%	26.5%
Commercial business	5.1%	3.1%	1.6%	1.5%	1.4%
Construction	1.6%	0.4%	0.4%	0.4%	0.3%
Total commercial loans	71.4%	70.0%	68.9%	68.6%	69.5%
One- to four-family residential mortgage loans	27.1%	28.1%	29.1%	29.3%	28.4%
Consumer loans:
Home equity loans and lines of credit	1.4%	1.8%	1.9%	2.0%	2.0%
Other consumer loans	0.1%	0.1%	0.1%	0.1%	0.1%
Total consumer loans	1.5%	1.9%	2.0%	2.1%	2.1%
Total loans, excluding yield adjustments	100.0%	100.0%	100.0%	100.0%	100.0%

Asset quality:
Nonperforming assets:
Accruing loans - 90 days and over past due	$238	$5	$12	$19	$15
Nonaccrual loans	44,837	36,691	35,384	21,935	21,766
Total nonperforming loans	45,075	36,696	35,396	21,954	21,781
Other real estate owned	178	178	178	178	-
Total nonperforming assets	$45,253	$36,874	$35,574	$22,132	$21,781

Nonperforming loans (% total loans)	0.91%	0.82%	0.78%	0.49%	0.47%
Nonperforming assets (% total assets)	0.62%	0.55%	0.53%	0.33%	0.33%

Allowance for credit losses on loans (ACL):
ACL to total loans	1.30%	0.82%	0.81%	0.68%	0.70%
ACL to nonperforming loans	143.89%	101.72%	105.07%	140.92%	148.90%
Net charge offs	$67	$38	$16	$30	$60
Average net charge off rate (annualized)	0.01%	0.00%	0.00%	0.00%	0.01%

	At
Supplemental Balance Sheet Highlights	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in Thousands, Unaudited)	2020	2020	2020	2019	2019
Funding by type:
Deposits:
Non-interest-bearing deposits	$487,710	$419,138	$321,824	$312,098	$322,846
Interest-bearing demand	1,561,135	1,264,151	1,134,420	1,060,434	931,188
Savings	1,025,245	906,597	848,950	829,321	800,514
Certificates of deposit	1,965,822	1,840,396	1,948,060	1,986,969	2,142,702
Interest-bearing deposits	4,552,202	4,011,144	3,931,430	3,876,724	3,874,404
Total deposits	5,039,912	4,430,282	4,253,254	4,188,822	4,197,250

Borrowings:
Federal Home Loan Bank advances	1,077,540	1,167,429	1,177,319	1,253,958	1,273,618
Overnight borrowings	-	-	200,000	15,000	-
Depositor sweep accounts	-	5,736	6,706	6,091	7,500
Total borrowings	1,077,540	1,173,165	1,384,025	1,275,049	1,281,118

Total funding	$6,117,452	$5,603,447	$5,637,279	$5,463,871	$5,478,368

Loans as a % of deposits	97.4%	101.2%	106.7%	106.7%	109.2%
Deposits as a % of total funding	82.4%	79.1%	75.4%	76.7%	76.6%
Borrowings as a % of total funding	17.6%	20.9%	24.6%	23.3%	23.4%

Funding by source:
Retail funding:
Non-interest-bearing deposits	$487,710	$419,138	$321,824	$312,098	$322,846
Interest-bearing demand	1,561,135	1,264,151	1,134,420	1,060,434	931,188
Savings	1,025,245	906,597	848,950	829,321	800,514
Certificates of deposit	1,775,189	1,773,257	1,833,081	1,876,280	1,916,132
Total retail deposits	4,849,279	4,363,143	4,138,275	4,078,133	3,970,680
Depositor sweep accounts	-	5,736	6,706	6,091	7,500
Total retail funding	4,849,279	4,368,879	4,144,981	4,084,224	3,978,180

Wholesale funding:
Certificates of deposit (listing service)	$57,251	$35,760	$33,608	$42,119	$57,534
Certificates of deposit (brokered)	133,382	31,379	81,371	68,570	169,036
Total wholesale deposits	190,633	67,139	114,979	110,689	226,570
FHLB advances	1,077,540	1,167,429	1,177,319	1,253,958	1,273,618
Overnight borrowings	-	-	200,000	15,000	-
Total wholesale funding	1,268,173	1,234,568	1,492,298	1,379,647	1,500,188

Total funding	$6,117,452	$5,603,447	$5,637,279	$5,463,871	$5,478,368

Retail funding as a % of total funding	79.3%	78.0%	73.5%	74.7%	72.6%
Wholesale funding as a % of total funding	20.7%	22.0%	26.5%	25.3%	27.4%

Summary Income Statement	For the three months ended
(Dollars and Shares in Thousands,	September 30,	June 30,	March 31,	December 31,	September 30,
Except Per Share Data, Unaudited)	2020	2020	2020	2019	2019
Interest income
Loans	$52,180	$46,192	$46,603	$45,608	$48,600
Taxable investment securities	7,336	9,769	10,526	9,698	9,328
Tax-exempt investment securities	454	487	547	666	693
Other interest-earning assets	914	903	1,100	1,210	1,278
Total interest income	60,884	57,351	58,776	57,182	59,899

Interest expense
Deposits	11,062	12,439	14,768	15,590	16,055
Borrowings	5,660	4,462	6,398	6,985	7,157
Total interest expense	16,722	16,901	21,166	22,575	23,212
Net interest income	44,162	40,450	37,610	34,607	36,687
Provision for (reversal of) credit losses on loans	4,059	174	6,270	(1,465)	(782)
Net interest income after provision for (reversal of) credit losses on loans	40,103	40,276	31,340	36,072	37,469

Non-interest income
Fees and service charges	1,076	1,696	1,338	2,145	1,468
(Loss) gain on sale and call of securities	(377)	19	2,234	11	(14)
Gain on sale of loans	1,890	1,348	565	668	605
Loss on sale and write down of other real estate owned	-	-	-	(28)	-
Income from bank owned life insurance	1,596	1,537	1,532	1,576	1,580
Electronic banking fees and charges	405	325	309	293	318
Bargain purchase gain	3,053	-	-	-	-
Other income	90	77	223	(111)	5
Total non-interest income	7,733	5,002	6,201	4,554	3,962

Non-interest expense
Salaries and employee benefits	16,977	15,527	15,537	15,174	15,777
Net occupancy expense of premises	3,122	2,688	2,685	3,082	2,969
Equipment and systems	3,570	2,948	2,672	3,046	3,089
Advertising and marketing	500	751	612	890	535
Federal deposit insurance premium	472	286	-	-	-
Directors' compensation	748	769	771	769	770
Merger-related expenses	4,349	447	285	219	-
Debt extinguishment expenses	-	-	2,156	-	-
Other expense	3,835	3,475	3,344	3,247	3,104
Total non-interest expense	33,573	26,891	28,062	26,427	26,244
Income before income taxes	14,263	18,387	9,479	14,199	15,187
Income taxes	2,884	4,698	225	3,547	3,817
Net income	$11,379	$13,689	$9,254	$10,652	$11,370

Net income per common share (EPS)
Basic	$0.13	$0.17	$0.11	$0.13	$0.13
Diluted	$0.13	$0.17	$0.11	$0.13	$0.13

Dividends declared (1)
Cash dividends declared per common share	$0.08	$0.08	$0.08	$0.07	$0.06
Cash dividends declared	$6,917	$6,449	$6,479	$5,760	$5,045
Dividend payout ratio	60.8%	47.1%	70.0%	54.1%	44.4%

Weighted average number of common shares outstanding
Basic	86,008	80,678	81,339	82,831	84,756
Diluted	86,009	80,680	81,358	82,876	84,793

	For the three months ended
Average Balance Sheet Data	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in Thousands, Unaudited)	2020	2020	2020	2019	2019
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,958,293	$4,567,229	$4,503,996	$4,547,126	$4,656,192
Taxable investment securities	1,350,511	1,369,014	1,406,973	1,244,475	1,147,698
Tax-exempt investment securities	82,603	89,263	101,771	125,187	129,339
Other interest-earning assets	247,543	141,964	104,241	117,811	125,114
Total interest-earning assets	6,638,950	6,167,470	6,116,981	6,034,599	6,058,343
Non-interest-earning assets	624,252	605,876	598,335	590,746	585,826
Total assets	$7,263,202	$6,773,346	$6,715,316	$6,625,345	$6,644,169

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$1,464,238	$1,189,044	$1,112,080	$982,163	$883,843
Savings	1,006,075	876,580	838,501	813,626	799,181
Certificates of deposit	1,988,689	1,879,039	2,004,785	2,063,066	2,179,333
Total interest-bearing deposits	4,459,002	3,944,663	3,955,366	3,858,855	3,862,357
Borrowings:
Federal Home Loan Bank advances	1,130,836	1,202,522	1,208,627	1,255,597	1,277,145
Other borrowings	3,568	96,770	87,072	34,733	10,012
Total borrowings	1,134,404	1,299,292	1,295,699	1,290,330	1,287,157
Total interest-bearing liabilities	5,593,406	5,243,955	5,251,065	5,149,185	5,149,514
Non-interest-bearing liabilities:
Non-interest-bearing deposits	479,141	380,067	317,530	320,161	320,641
Other non-interest-bearing liabilities	79,620	72,007	55,456	53,479	60,078
Total non-interest-bearing liabilities	558,761	452,074	372,986	373,640	380,719
Total liabilities	6,152,167	5,696,029	5,624,051	5,522,825	5,530,233
Stockholders' equity	1,111,035	1,077,317	1,091,265	1,102,520	1,113,936
Total liabilities and stockholders' equity	$7,263,202	$6,773,346	$6,715,316	$6,625,345	$6,644,169

Average interest-earning assets to average interest-bearing liabilities	118.69%	117.61%	116.49%	117.20%	117.65%

	For the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Performance Ratio Highlights	2020	2020	2020	2019	2019
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.21%	4.05%	4.14%	4.01%	4.18%
Taxable investment securities	2.17%	2.85%	2.99%	3.12%	3.25%
Tax-exempt investment securities (1)	2.20%	2.18%	2.15%	2.13%	2.14%
Other interest-earning assets	1.48%	2.54%	4.22%	4.11%	4.09%
Total interest-earning assets	3.67%	3.72%	3.84%	3.79%	3.95%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.60%	0.72%	1.17%	1.29%	1.30%
Savings	0.57%	0.81%	0.85%	0.81%	0.77%
Certificates of deposit	1.50%	1.82%	1.94%	2.09%	2.14%
Total interest-bearing deposits	0.99%	1.26%	1.49%	1.62%	1.66%
Borrowings:
Federal Home Loan Bank advances	2.00%	1.47%	2.03%	2.19%	2.24%
Other borrowings	0.04%	0.13%	1.17%	1.36%	0.66%
Total borrowings	2.00%	1.37%	1.98%	2.17%	2.22%
Total interest-bearing liabilities	1.20%	1.29%	1.61%	1.75%	1.80%

Interest rate spread (2)	2.47%	2.43%	2.23%	2.04%	2.15%
Net interest margin (3)	2.66%	2.62%	2.46%	2.29%	2.42%

Non-interest income to average assets (annualized)	0.43%	0.30%	0.37%	0.27%	0.24%
Non-interest expense to average assets (annualized)	1.85%	1.59%	1.67%	1.60%	1.58%

Efficiency ratio (4)	64.69%	59.16%	64.05%	67.48%	64.56%

Return on average assets (annualized)	0.63%	0.81%	0.55%	0.64%	0.68%
Return on average equity (annualized)	4.10%	5.08%	3.39%	3.86%	4.08%
Return on average tangible equity (annualized) (5)	5.08%	6.35%	4.23%	4.80%	5.06%

(1)	The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included below. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

Reconciliation of GAAP to Non-GAAP	For the three months ended
(Dollars in Thousands,	September 30,	June 30,	March 31,	December 31,	September 30,
Except Per Share Data, Unaudited)	2020	2020	2020	2019	2019
Adjusted net income:
Net income (GAAP)	$11,379	$13,689	$9,254	$10,652	$11,370
Non-recurring transactions - net of tax:
Bargain purchase gain	(3,053)	-	-	-	-
Provision for credit losses on non-PCD loans	3,563	-	-	-	-
Merger-related expenses	3,123	426	269	183	-
Branch consolidation expenses	-	-	-	274	475
Net effect of wholesale restructuring transaction	-	-	(55)	-	-
Reversal of income tax valuation allowance	-	-	(591)	-	-
Tax benefit arising from adoption of the CARES Act provisions	-	-	(1,624)	-	-
Net income (non-GAAP)	$15,012	$14,115	$7,253	$11,109	$11,845

Calculation of pre-tax, pre-provision income:
Net income (GAAP)	$11,379	$13,689	$9,254	$10,652	$11,370
Adjustments to net income (GAAP):
Provision for income taxes	2,884	4,698	225	3,547	3,817
Provision for (reversal of) credit losses on loans	4,059	174	6,270	(1,465)	(782)
Pre-tax, pre-provision income (non-GAAP)	$18,322	$18,561	$15,749	$12,734	$14,405

Adjusted earnings per share:
Weighted average common shares - basic	86,008	80,678	81,339	82,831	84,756
Weighted average common shares - diluted	86,009	80,680	81,358	82,876	84,793

Earnings per share - basic (GAAP)	$0.13	$0.17	$0.11	$0.13	$0.13
Earnings per share - diluted (GAAP)	$0.13	$0.17	$0.11	$0.13	$0.13

Adjusted earnings per share - basic (non-GAAP)	$0.17	$0.17	$0.09	$0.13	$0.14
Adjusted earnings per share - diluted (non-GAAP)	$0.17	$0.17	$0.09	$0.13	$0.14

Adjusted return on average assets:
Total average assets	$7,263,202	$6,773,346	$6,715,316	$6,625,345	$6,644,169

Return on average assets (GAAP)	0.63%	0.81%	0.55%	0.64%	0.68%
Adjusted return on average assets (non-GAAP)	0.83%	0.83%	0.43%	0.67%	0.71%

Adjusted return on average equity:
Total average equity	$1,111,035	$1,077,317	$1,091,265	$1,102,520	$1,113,936

Return on average equity (GAAP)	4.10%	5.08%	3.39%	3.86%	4.08%
Adjusted return on average equity (non-GAAP)	5.40%	5.24%	2.66%	4.03%	4.25%

Reconciliation of GAAP to Non-GAAP	For the three months ended
(Dollars in Thousands,	September 30,	June 30,	March 31,	December 31,	September 30,
Except Per Share Data, Unaudited)	2020	2020	2020	2019	2019
Adjusted return on average tangible equity:
Total average equity	$1,111,035	$1,077,317	$1,091,265	$1,102,520	$1,113,936
Less: average goodwill	(210,895)	(210,895)	(210,895)	(210,895)	(210,895)
Less: average other intangible assets	(4,341)	(4,124)	(4,408)	(4,711)	(5,006)
	$895,799	$862,298	$875,962	$886,914	$898,035

Return on average tangible equity (non-GAAP)	5.08%	6.35%	4.23%	4.80%	5.06%
Adjusted return on average tangible equity (non-GAAP)	6.70%	6.55%	3.31%	5.01%	5.28%